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Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Registration Statements Numbers 333-11313-99, 333-87069-99, 333-121908, 333-155291, 333-166598, 333-184165 and 333-190104, all filed on Forms S-8 of Nabors Industries Ltd. of our report dated March 31, 2014, relating to the consolidated financial statements of Sabine Oil & Gas LLC and its subsidiaries as of and for the year ended December 31, 2012 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to the restatement of the 2012 consolidated financial statements as discussed in Note 2 to the consolidated financial statements and also includes an other-matter paragraph disclaiming an opinion on the supplementary information on oil and gas producing activities), appearing in this Annual Report on Form 10-K/A of Nabors Industries Ltd. for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 30, 2015

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  Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS